UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2016

Horsehead Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33658	20-0447377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405

Pittsburgh, Pennsylvania 15205

(Address of principal executive offices, including zip code)

724-774-1020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 1, 2016, Horsehead Holding Corp. (the “Company”) and certain of its direct and indirect wholly-owned subsidiaries (together with the Company, the “Debtors”) entered into Amendment No. 4 and Waiver (the “Amendment”) to the Senior Secured Superpriority Debtor-in-Possession Credit, Security and Guaranty Agreement, dated as of February 8, 2016 (as amended, the “DIP Credit Agreement”), with the lenders party thereto (the “DIP Lenders”) and Cantor Fitzgerald Securities, as administrative agent.

Pursuant to the Amendment, the DIP Lenders waived events of default that occurred as a result of (i) the order approving the Debtors’ Disclosure Statement related to the Plan of Reorganization being entered by the Bankruptcy Court on July 11, 2016 and not on or prior to July 7, 2016 as required by the DIP Credit Agreement, and (ii) the Credit Agreement failing to identify a certain promissory note as outstanding indebtedness.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2016, Robert D. Scherich, Vice President and Chief Financial Officer, advised the Company that he will be departing from the Company, effective August 31, 2016.

Item 7.01	Regulation FD Disclosure.

On July 21, 2016, the Debtors agreed to publicly disclose their DIP Budget (as defined in the DIP Credit Agreement) in connection with execution of the Amendment. A copy of the DIP Budget is furnished hereby as Exhibit 99.1.

Any financial information, projections and estimates of claims included in the DIP Budget were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The financial information included in the DIP Budget does not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The inclusion of the information in the DIP Budget should not be regarded as an indication that the Company or its affiliates or representatives consider the DIP Budget to be a reliable prediction of future events, and the DIP Budget should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the DIP Budget, and none of them undertakes any obligation to publicly update such information to reflect circumstances existing after the date when the information was made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Cautionary Note Regarding Forward-Looking Statements

Certain of the information included in the DIP Budget furnished herewith constitute “forward-looking information” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, it includes information about the Company’s future cash flows and estimates of claims. This forward-looking information was, when made, based on current expectations and projections about future events. Readers are cautioned that forward-looking information is not a guarantee of future performance or results and involves substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from that expressed or implied by such forward-looking information.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Amendment No. 4 and Waiver to the Senior Secured Superpriority Debtor-in-Possession Credit, Security and Guaranty Agreement, dated as of August 1, 2016, by and among Horsehead Holding Corp., Horsehead Corporation, Horsehead Metal Products, LLC, The International Metals Reclamation Company, LLC and Zochem Inc., as borrowers, the lenders party thereto from time to time, and Cantor Fitzgerald Securities, as administrative agent.

99.1	DIP Budget.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 3, 2016	HORSEHEAD HOLDING CORP.

	By:	/s/ Robert D. Scherich
	Name:	Robert D. Scherich
	Title:	Vice President and Chief Financial Officer

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